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                                                                EXHIBIT 21(1)(a)


                      [CREDIT ACCEPTANCE CORPORATION LOGO]
                          CREDIT ACCEPTANCE CORPORATION

             SCHEDULE OF CREDIT ACCEPTANCE CORPORATION SUBSIDIARIES

The following is a list of subsidiaries as of the date of this filing of Credit Acceptance Corporation, other than subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined by the Securities and Exchange Commission Regulation S-X.

Arlington Investment Company

Buyers Vehicle Protection Plan, Inc.

AutoNet Finance Company.com, Inc

CAC Funding Corp.

Credit Acceptance Funding LLC 2003-1

Credit Acceptance Auto Dealer Loan Trust 2003-1

CAC Warehouse Funding Corp.

CAC Warehouse Funding Corporation II

CAC Leasing, Inc.

CAC Reinsurance, Ltd.

CAC of Nevada, Inc.

Credit Acceptance Corporation of South Dakota, Inc.

CAC International Holdings LLC

Vehicle Remarketing Services, Inc.

Credit Acceptance Corporation UK Limited

CAC of Canada Company

Credit Acceptance Corporation Ireland Limited

Auto Funding America, Inc.

Auto Funding America of Nevada, Inc.

Auto Lease Services, LLC

Credit Acceptance Wholesale Buyers Club, Inc.

CAC Scotland

CAC Luxembourg, S.a.r.l

CAC UK Funding, Ltd.

CAC (TCI) Ltd.

Credit Acceptance Funding LLC 2004-1

Credit Acceptance Auto Dealer Loan Trust 2004-1